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                                                                    EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 14, 2000, with respect to the combined financial statements and accompanying footnotes of Large Area Display included in the Registration Statement (Form S-1) and related Prospectus of Applied Films Corporation for the registration of common shares.


/s/ Ernst & Young

Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftprufungsgesellschaft
Frankfurt am Main, Germany
August 27, 2001.